                                                                    EXHIBIT 10.7


                            PERSONAL & CONFIDENTIAL

Mr. Ralph H. Clemons, Jr.
13027 Pebblebrook
Houston, Texas 77079


Dear Ralph,

         Daniel Flow Products Inc., Process Products Division, wishes to engage you as a Marketing Consultant, on a month-to-month basis, beginning July 1, 1996.

         It is agreed you will work on a full-time basis for the Company. You will be paid on a monthly basis at a rate equal to $60,000.00 per year. In addition, the Company will reimburse you for all reasonable and necessary travel and sales expenses, automobile operating costs and Lakeside Country Club dues.

         The Company agrees to continue your membership in the Company deductible insurance program through the term of this agreement.

         It is agreed when your consultancy is deemed by the Company to no longer be required, you shall receive 60 days notice before concluding this agreement.



                                               DANIEL FLOW PRODUCTS, INC.


---------------------------------              --------------------------------
Accepted by Ralph H. Clemons, Jr.              L. G. Irving,Jr./General
                                               Manager


--------------------------                     --------------------------------
Date                                           Date


cc:      W. A. Griffin III
         Tom Sivak
         Larry Irving, Sr.
         Michael Yellin